Exhibit 99.1

Forward-Looking Statements; Risks and Factors

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, and such forward-looking statements only speak as of the date hereof. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider the information contained herein, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and could cause these actual results to differ materially from those in the forward-looking statements. Some of these factors include:

Risks that Relate to Our Announced Restatement of Our Consolidated Financial Statements, Our Failure to Timely File Our Required Reports with the SEC and Accounting and Internal Controls.

• We have announced that we intend to restate our consolidated financial statements and replace our registered public accounting firm. As previously disclosed in our public filings, we are reviewing a number of open items relating to our 2005 year-end financial statements, including some complex and technical accounting issues. As a result of this ongoing review, on April 7, 2006, we announced that we intend to restate our financial results for fiscal years 2002 through 2004 and for the first nine months of fiscal 2005. The announced restatement relates primarily to accounting for anticipated external funding of product development programs, timing of recognition of amounts deemed to be collectible from certain suppliers (including rebates and warranty recoveries), accounting for warranty to be provided by us outside of the terms of our contractual arrangements and shifting balances and expense amounts between reporting periods at one of our foundry operations. The review process continues and matters identified at this stage, and any assessment of the nature, scope or amount of restatements, are preliminary and subject to change. It is anticipated that the review process will likely result in the identification of additional items requiring correction in the restated results. Among the items being reviewed are whether certain leases should have been capitalized rather than accounted for as operating leases, whether certain affiliates should have been consolidated rather than reported on the equity method and certain timing adjustments that would shift income and expense amounts between periods. We have also announced that the our audit committee designated KPMG LLP as our new registered public accounting firm, replacing Deloitte & Touche LLP, whose engagement was terminated by our audit committee. As a result the ongoing review of our financial statements and the change in our registered public accounting firm, additional items contained in our financial statements may need to be corrected in the restatement.  Such corrections could relate to items which may be material.

• Our failure to timely file our audited financial statements and Form 10-K for the year ended October 31, 2005 and our unaudited financial statements and Form 10-Q for the quarterly period ended January 31, 2006 (and possibly subsequent quarterly periods), have, among other things, resulted in defaults under various of our leases and could result in defaults under our finance subsidiary’s unsecured credit facility, the delisting of our common stock from the NYSE and the loss of business or a reduction of our credit rating, each of which could materially and adversely affect our financial condition and results of operations. We did not timely file our Form 10-K for the year ended October 31, 2005 (the “2005 Form 10-K”) and Form 10-Q for the quarter ended January 31, 2006, and we may not timely file subsequent quarterly reports (collectively, the “2006 Form 10-Qs”). Thus, we have been unable to comply with the requirement of the Securities Exchange Act of 1934 that we timely file an annual report on Form 10-K and a quarterly report on Form 10-Q and the requirements of the New York Stock Exchange. We are not able to predict when we will be able to complete and file the 2005 Form 10-K or the 2006 Form 10-Qs.

Exhibit 99.1 (continued)

As a result of our inability to timely file our periodic reports, including the 2005 Form 10-K and the 2006 Forms 10-Qs, with the SEC, among other things:

o
if we do not file our periodic reports within the time periods set forth in our leases and our finance subsidiary’s unsecured credit facility, and if we are unable to obtain further amendments or waivers to such requirements (currently we have a waiver with respect to our finance subsidiary’s unsecured credit facility through January 31, 2007 but do not have a waiver under any of our leases), we will not be in compliance with such agreements. If we are unable to cure any such breach under those agreements within the time period prescribed therein, such breaches would constitute an event of default under such agreements and possibly trigger cross defaults under various of our other agreements, including our new $1.5 billion unsecured credit facility.

o	our stock may be delisted from the NYSE which could have a material adverse effect on us by, among other things, reducing:

(i)	the liquidity of our common stock;
(ii)	the market price of our common stock;
(iii)	the number of institutional and other investors that will consider investing in our common stock;
(iv)	the number of market makers in our common stock;
(v)	the availability of information concerning the trading prices and volume of our common stock;
(vi)	the number of broker-dealers willing to execute trades in shares of our common stock;
(vii)	our ability to obtain equity financing for the continuation of our operations; and
(viii)	the effectiveness of the equity-based component of our compensation plans for our employees used to attract and retain individuals important to our operations.

o
we may have difficulty in keeping existing business or obtaining new business and we may experience a reduction in our credit rating which could have a material adverse effect on us by, among other things:

(i)	reducing our revenues if existing and potential customers hesitate to, or decide not to, retain us;
(ii)	increasing our costs or decreasing our liquidity if suppliers desire a change in existing payment terms; and
(iii)	increasing our borrowing costs or negatively affecting our ability to obtain new financings on acceptable terms or at all if ratings agencies downgrade our credit ratings.

o
we are not currently able to finance our operations through public offerings of debt or equity securities or to make acquisitions that involve a public offering of securities because we are not eligible to use a registration statement to sell our securities and will not be eligible to use one until we are current in our required SEC filings, and we will not be eligible to use a short-form Form S-3 registration statement until we have timely filed our SEC reports for a period of twelve months, which may increase the time and resources we would need to expend if we choose to access the public capital markets;

o
until we file our 2005 Form 10-K and 2006 Form 10-Qs and other required SEC filings, there will not be adequate current public information available to permit certain resales of restricted or controlled securities pursuant to Rule 144 of the Securities Act of 1933, as amended; and

o	until we file our 2005 Form 10-K, we will not be able to hold an annual meeting of stockholders.

The occurrence of these events could have a material adverse impact on our business and our liquidity.

Exhibit 99.1 (continued)

• Failure to properly implement the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.
     Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting. As described in our quarterly report on Form 10-Q for the period ended July 31, 2005, we concluded, as of that date, that there were material weaknesses in our disclosure controls and procedures due to the lack of a sufficient quantity of specialized accounting personnel at our finance subsidiary, Navistar Financial Corporation. If we do not correct this material weakness or we or our independent registered public accounting firm determines that we have additional material weaknesses in our internal control over financial reporting, we may be unable to provide financial information in a timely and reliable manner. Although we consistently review and evaluate our internal controls systems to allow management to report on, and our independent auditors to attest to, the sufficiency of our internal controls, we cannot assure you that we will not discover additional material weakness in our internal controls over financial reporting. Any such additional material weakness could adversely affect our financial results or investors’ confidence in our company.

• We could be the subject of various lawsuits or governmental investigations alleging violations of federal securities laws by us or any of our directors or executive officers in relation to the announced restatement of our financial statements. The announced restatement may lead to lawsuits and/or governmental investigations against us and/or our directors and executive officers. To date, we are not aware of any such lawsuit. In the event that any of our directors or executive’s officers would be named or suffer damages as a consequence of such lawsuits, we believe after payment of a deductible, those amounts should be covered by our director and officer insurance policy but we cannot assure you that the impact of any loss not covered by insurance or applicable reserves would not be material. The defense of any lawsuits or governmental investigations may cause the diversion of management’s attention and resources. An unfavorable outcome of a particular matter could have a material adverse effect on our business, operating results or financial condition. Any litigation or regulatory proceeding, even if resolved in our favor, could cause us to incur significant legal and other expenses. Moreover, we may be the subject of negative publicity focusing on the financial statement inaccuracies and resulting restatement. The occurrence of any of the foregoing could divert our resources and harm our reputation.

Risks that Relate to Business Operations and Liquidity.

• The markets in which we compete are subject to considerable cyclicality. Our ability to be profitable depends in part on the varying conditions in the truck, school bus, mid-range diesel engine and service parts markets. The markets in which we compete are subject to considerable cyclicality. Such markets move in response to cycles in the overall business environment and are particularly sensitive to the industrial sector, which generates a significant portion of the freight tonnage hauled. Truck and engine demand is also depend on general economic conditions, interest rate levels and fuel costs. The weakness in the demand for new trucks adversely affected our operating results in fiscal 2003 and 2002.

• We operate in the highly competitive North American truck market. The North American truck market, in which we compete, is highly competitive. The intensity of this competition, which is expected to continue, results in price discounting and margin pressures throughout the industry and adversely affects our ability to increase or maintain vehicle prices.

• Our business may be adversely impacted by work stoppages and other labor relations matters. We are subject to risk of work stoppages and other labor relations matters because our workforce is highly unionized. Approximately 78% of the hourly workers and 15% of the salaried workers are represented by unions.

• The loss of business from Ford, our largest customer, would have a negative impact on our business, financial condition and results of operations. Ford accounted for approximately 18% of our revenues for fiscal 2004, 21% for fiscal 2003 and 20% for fiscal 2002. In addition, Ford accounted for approximately 76%, 77% and 78% of our diesel engine unit volume in fiscal 2004, fiscal 2003 and fiscal 2002, respectively, primarily relating to the sale of our V-8 diesel engines. Although we have an agreement with Ford that continues through 2012 to supply V-8 diesel engines for inclusion in selected models produced by Ford, this agreement provides that we will supply Ford's requirements rather than manufacture a specific quantity of products.

Exhibit 99.1 (continued)

• The costs associated with complying with environmental and safety regulations could lower our margins. We, like other truck and engine manufacturers, continue to face heavy governmental regulation of our products, especially in the areas of environment and safety. As a diesel engine manufacturer, we have incurred research, development and tooling costs to design our engine product lines to meet new United States Environmental Protection Agency and California Air Resources Board emission standards. Complying with environmental and safety requirements has added and will continue to add to the cost of our products, and increases the capital-intensive nature of our business.

• Our liquidity position may be adversely affected by a continued downturn in our industry. Any downturn in our industry can adversely affect our operating results and consequently limited our ability to incur additional indebtedness under our unsecured credit facility. In the event industry conditions remain weak for any significant period of time, our liquidity position may be adversely affected, which may limit our ability to complete product development, capital improvement programs or other strategic initiatives at currently proposed levels.

• Our business could be negatively impacted in the event NFC is unable to access sufficient capital to engage in its financing activities. NFC supports our manufacturing operations by providing financing to a significant portion of International dealers and retail customers. NFC traditionally obtains the funds to provide such financing from sales of receivables, commercial paper, medium- and long-term debt and equity capital and from short- and long-term bank borrowings. If cash provided by operations, bank borrowings, continued sales and securitizations of receivables and the placement of term debt does not provide the necessary liquidity, NFC would restrict its financing of International products and to International dealers.

• Navistar has significant underfunded postretirement obligations. We have significant underfunded postretirement obligations. The underfunded portion of our accumulated benefit obligation was $805 million and $994 million for pension benefits at October 31, 2004 and 2003, respectively, and $1,880 million and $1,810 million for postretirement healthcare benefits at October 31, 2004 and 2003, respectively. Moreover, we have assumed expected rates of return on plan assets and failure to achieve these assumed rates of return could have an adverse impact on our underfunded postretirement obligations, financial condition and results of operations. Any failure to achieve these assumed rates of return or revisions of existing accounting standards could have an adverse impact on our underfunded postretirement obligations, financial condition and results of operations.

• Our manufacturing operations are dependent upon third-party suppliers, making us vulnerable to a supply shortage. We obtain materials and manufactured components from third-party suppliers. Some of our suppliers are the sole source for a particular supply item. Any delay in receiving supplies could impair our ability to deliver products to our customers and, accordingly, could have a material adverse effect on our business, results of operations and financial condition.

• Our ability to use Net Operating Loss Carryovers to reduce future tax payments could be negatively impacted if there is a change in ownership of Navistar or a failure to generate sufficient Taxable Income. As of October 31, 2004, the company has recorded on its statement of financial condition a deferred tax asset, net of allowances, of $581 million relating to $1,466 million of domestic and $72 million of foreign net operating loss, or NOL, carryovers. Currently there is no annual limitation on our ability to use NOLs to reduce future income taxes. However, if an ownership change as defined in Section 382 of the Internal Revenue Service Code of 1986, as amended, occurs with respect to our capital stock, our ability to use NOLs would be limited to specific annual amounts. Generally, an ownership change occurs if certain persons or groups increase their aggregate ownership by more than 50 percentage points of our total capital stock in a three-year period. If an ownership change occurs, our ability to use domestic NOLs to reduce income taxes is limited to an annual amount based on our fair market value immediately prior to the ownership change multiplied by the long-term tax-exempt interest rate. NOLs that exceed the Section 382 limitation in any year continue to be allowed as carryforwards for the remainder of the 15- or 20-year carryforward period and can be used to offset taxable income for years within the carryover period subject to the limitation in each year. Our use of new NOLs arising after the date of an ownership change would not be affected. If more than a 50% ownership change were to occur, use of our NOLs to reduce payments of federal income tax may be

Exhibit 99.1 (continued)

deferred to later years within the 15- or 20-year carryover period, or, if the carryover period for any loss year expires, the use of the remaining NOLs for the loss year will be prohibited. If we should fail to generate a sufficient level of taxable income prior to the expiration of the NOL carryforward periods, then we may lose the ability to offset future taxable income against these expired NOLs.

• We are exposed to political, economic and other risks that arise from operating a multinational business. We have significant operations in foreign countries, primarily in Canada, Mexico, Brazil and Argentina. Accordingly, our business is subject to the political, economic and other risks that are inherent in operating in those countries and internationally. These risks include, among others:

o	trade protection measures and import or export licensing requirements;
o	tax rates in certain foreign countries that exceed those in the United States and the imposition of withholding requirements of foreign earnings;
o	difficulty in staffing and managing international operations and the application of foreign labor regulations;
o	currency exchange rate risk to the extent that our assets/liabilities are denominated in a currency other than the functional currency of the country where we operate; and
o	changes in general economic and political conditions in countries where we operate, particularly in emerging markets.

•  We may not achieve all of the expected benefits from our restructuring plans or current business strategies and initiatives. We have stated that we believe that cost improvements resulting from our restructuring plans, among other initiatives, will result in pre-tax cost savings and margin improvement. These cost savings are based upon estimates and belief and constitute forward-looking information and involve known and unknown risks, uncertainties and other factors that may cause actual cost savings, margin improvements or operating results to be materially different from our estimates or not being realized in the expected time frame. In addition, we have discussed recently completed acquisitions and joint ventures. Acquisitions and joint ventures are inherently risky and no assurance can be given that our previous or future acquisitions or joint ventures will be successful and will not materially adversely affect our business, operating results or financial condition. Failure to successful manage and integrate these acquisitions and joint ventures could materially harm our business and operating results.

• Our substantial debt could require us to use a significant portion of our cash flow to satisfy our debt obligations and may limit our operating flexibility. We have a substantial amount of outstanding indebtedness. Our level of indebtedness could:

o	increase our vulnerability to general adverse economic and industry conditions;
o	limit our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make payments on our indebtedness;
o	limit our ability to obtain additional financing to fund future working capital, acquisitions, capital expenditures, research and development costs and other general corporate requirements;
o	limit our ability to take advantage of business opportunities as a result of various restrictive covenants in our indebtedness; and
o	place us at a competitive disadvantage compared to our competitors that have less debt.

• Adverse resolution of litigation may adversely effect our operating results or financial condition. Litigation can be expensive, lengthy and disruptive to normal business operations. The results of complex legal proceedings are often uncertain and difficult to predict. An unfavorable outcome of a particular matter could have a material adverse effect on our business, operating results or financial condition. For additional information regarding certain lawsuits in which we are involved, see Item 3, "Legal Proceedings" contain in Part I of the company’s Annual Report on Form 10-K.

All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.